Exhibit 99.1

BT Intermediate, LLC and Subsidiaries

Phoenix, Arizona

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

BT Intermediate, LLC and Subsidiaries

TABLE OF CONTENTS

Independent Auditors’ Report1

Consolidated Balance Sheets3

Consolidated Statements of Operations5

Consolidated Statements of Changes in Member’s Equity6

Consolidated Statements of Cash Flows7

Notes to Consolidated Financial Statements9

Independent Auditors’ Report

To the Board of Managers of

BT Intermediate, LLC and Subsidiaries

Phoenix, Arizona

We have audited the accompanying consolidated financial statements of BT Intermediate, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in member’s equity and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BT Intermediate, LLC and Subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Henry + Horne, LLP

Tempe, Arizona

April 8, 2021

BT Intermediate, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2020 and 2019

	2020	2019
ASSETS

CURRENT ASSETS
Cash	$8,271,318	$6,008,362
Cash reserved for settlement processing obligations	10,007,587	935,202
Accounts receivable	9,601,352	5,607,582
Prepaid expenses and other current assets	493,800	499,553

TOTAL CURRENT ASSETS	28,374,057	13,050,699

PROPERTY AND EQUIPMENT, net	355,913	456,542

OTHER ASSETS
Software, net	29,976,611	31,002,749
Goodwill	59,447,261	59,447,261
Other intangibles, net	69,613,917	77,973,584
Risk reserve deposits	440,000	440,000
Other assets	540,498	45,050

TOTAL OTHER ASSETS	160,018,287	168,908,644

TOTAL ASSETS	$188,748,257	$182,415,885

See accompanying notes.3

BT Intermediate, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS (Continued)

December 31, 2020 and 2019

	2020	2019
LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$1,801,051	$980,087
Accrued liabilities	4,080,986	3,293,088
Loss reserves	50,000	50,000
Settlement processing obligations	10,350,936	808,925
Deferred revenue	1,973,570	1,080,438
Current portion of long-term debt	3,135,699	783,000

TOTAL CURRENT LIABILITIES	21,392,242	6,995,538

LINE OF CREDIT	-	7,500,000
LONG-TERM DEBT, net of current portion and
unamortized debt issuance costs	71,124,134	73,944,039
DEFERRED RENT	23,587	6,490
DEFERRED INCOME TAXES	1,363,883	1,074,630

TOTAL LIABILITIES	93,903,846	89,520,697

COMMITMENTS AND CONTINGENCIES	-	-

MEMBER'S EQUITY	94,844,411	92,895,188

TOTAL LIABILITIES AND MEMBER'S EQUITY	$188,748,257	$182,415,885

See accompanying notes.4

BT Intermediate, LLC and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019

REVENUES	$51,653,809	$44,347,565

EXPENSES
Transactions and commissions	8,618,089	8,135,760
Operating, general, and administrative expenses	22,082,007	19,558,682
Amortization of software and other intangible assets	12,395,587	11,478,474
Interest expense	4,836,538	5,569,787
Acquisition-related costs	1,747,890	1,373,378
Other expense, net	66,185	692,842

TOTAL EXPENSES	49,746,296	46,808,923

LITIGATION SETTLEMENT INCOME	-	625,000

INCOME (LOSS) BEFORE INCOME
TAX BENEFIT (PROVISION)	1,907,513	(1,836,358)

INCOME TAX BENEFIT (PROVISION)	(384,194)	76,277

NET INCOME (LOSS)	$1,523,319	$(1,760,081)

See accompanying notes.5

BT Intermediate, LLC and Subsidiaries

Consolidated Statements of Changes in Member’s Equity

Years Ended December 31, 2020 and 2019

MEMBER'S EQUITY, December 31, 2018	$91,961,057

Equity-based compensation	444,212

Net loss	(1,760,081)

Contributions	2,250,000

MEMBER'S EQUITY, December 31, 2019	92,895,188

Equity-based compensation	425,904

Net income	1,523,319

MEMBER'S EQUITY, December 31, 2020	$94,844,411

See accompanying notes.6

BT Intermediate, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,523,319	$(1,760,081)
Adjustments to reconcile net loss to net cash provided
by operating activities:
Depreciation and amortization	127,288	166,592
Amortization of debt issuance costs	303,544	303,544
Amortization of software and other intangible assets	12,395,587	11,478,473
Equity-based compensation	425,904	444,212
Deferred income taxes	289,253	(140,731)
Litigation settlement income	-	(625,000)
(Increase) decrease in:
Accounts receivable	(3,993,770)	(637,285)
Prepaid expenses and other current assets	5,753	211,358
Other assets	(495,448)	-
Increase (decrease) in:
Accounts payable	820,964	41,249
Accrued liabilities	787,898	830,768
Settlement processing obligations	9,542,011	543,530
Deferred revenue	893,132	(61,605)
Deferred rent	17,097	(8,344)

NET CASH PROVIDED BY OPERATING ACTIVITIES	22,642,532	10,786,680

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(26,659)	(5,715)
Software development costs	(3,009,782)	(3,301,184)
Payment for acquisition, net of cash acquired	-	(17,154,601)
Return of cash consideration paid for acquisition	-	625,000

NET CASH USED IN INVESTING ACTIVITIES	(3,036,441)	(19,836,500)

See accompanying notes.7

BT Intermediate, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Years Ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	3,500,000	7,500,000
Payments on line of credit	(11,000,000)	-
Payments on long-term debt	(770,750)	(1,986,545)
Contributions from member	-	250,000

NET CASH PROVIDED BY (USED IN)
FINANCING ACTIVITIES	(8,270,750)	5,763,455

NET INCREASE (DECREASE) IN CASH
AND RESTRICTED CASH	11,335,341	(3,286,365)

CASH AND RESTRICTED CASH AT BEGINNING OF
YEAR	7,383,564	10,669,929

CASH AND RESTRICTED CASH AT END OF YEAR	$18,718,905	$7,383,564

RECONCILIATION OF CASH AND RESTRICTED CASH TO AMOUNTS REPORTED IN
THE CONSOLIDATED BALANCE SHEET:
Cash	$8,271,318	$6,008,362
Cash reserved for settlement processing obligations	10,007,587	935,202
Risk reserve deposits	440,000	440,000

	$18,718,905	$7,383,564

See accompanying notes.8

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Notes to Consolidated Financial Statements

Nature of Operations

BT Intermediate, LLC, a Delaware limited liability company (“BT Intermediate”), is a holding company for Electronic Payment Providers, Inc. BT Intermediate was organized in September 2016.

Electronic Payment Providers, Inc. dba BillingTree (“BillingTree”), an Arizona corporation, was incorporated in February 2003 to customize payment processing software and automate billing and payment solutions for customers in a variety of industries throughout the United States.

Internet Payment Exchange, Inc. (“iPayX”), a Delaware corporation and 100% owned subsidiary of BillingTree, provides internet-based electronic billing and payment technology solutions to healthcare providers and other industries across the United States.

Acquisition

On August 27, 2019, BillingTree acquired 91% of the outstanding shares of Blue Cow Software, Inc. and Hoot Payment Solutions, Inc. (collectively, “Blue Cow”), companies offering business management software and payment processing services to fuel oil and propane dealers. The acquisition expands BillingTree’s operations into new industries and provides additional avenues for its payment processing services. The aggregate purchase price was $17,907,942 and was paid in cash.

Concurrently, the shareholders of Blue Cow contributed the remaining 9% of the outstanding shares to the parent of BT Intermediate, Billing Tree Parent, L.P., in return for common non-voting units of Billing Tree Parent, L.P. having a value of $2,000,000.  This amount was effectively contributed into BillingTree, such that Blue Cow, became a wholly owned subsidiary of BillingTree. The $2,000,000 is included within contributions on the accompanying consolidated statement of changes in member’s equity for the year ended December 31, 2019 and increased the recorded goodwill on BillingTree.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisition (Continued)

The terms of the equity purchase agreement require BillingTree to pay the selling shareholders an aggregate of $2,500,000 so long as one of the selling shareholders remains employed by the Company for two years after the acquisition date.  This amount is not completely forfeited should the selling shareholder be terminated but rather a prorated payment will be made based upon the employment services provided over the two-year period.  Management has determined that this represents post-acquisition compensation to the shareholders and will be recognized as compensation expense as the services are rendered.  During the year ended December 31, 2020, the selling shareholder terminated his employment prior to his second anniversary of the acquisition date. As of December 31, 2019, the Company has accrued $500,000 of post-acquisition compensation expense, which is included in accrued liabilities on the accompanying consolidated balance sheet. For the years ended December 31, 2020 and 2019, the Company recognized $1,150,000 and $500,000, respectively, of post-acquisition compensation expense under the equity purchase agreement, which is included in acquisition-related costs on the accompanying consolidated statement of operations.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Cash	$753,341
Accounts receivable	1,105,432
Prepaid expenses and other current assets	110,476
Software technology	1,280,000
Customer relationships	6,820,000
Tradename	880,000
Goodwill	12,528,394

Total identifiable assets acquired	23,477,643

Accounts payable, deferred revenue and accrued liabilities assumed	(1,459,440)
Creation of deferred tax liability	(2,110,261)

Net assets acquired	$19,907,942

The recorded goodwill for the Blue Cow acquisition has been increased by $2,110,261 for net deferred tax liabilities that were created as a result of the acquisition.  The deferred tax liabilities related to basis differences for financial statement and income tax purposes for intangible assets and the income tax effect associated with converting from a cash to accrual basis taxpayer.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisition (Continued)

Goodwill recognized as part of the acquisition of Blue Cow reflects the value of adding Blue Cow to BillingTree to expand their commercial footprint, costs savings that BillingTree can bring to Blue Cow and intangible assets acquired and associated with the business that do not qualify for separate recognition.  The goodwill recognized will not be amortized for tax purposes. Software technology and customer relationships intangible assets are subject to amortization over their estimate useful lives of 10 years.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets and liabilities of Blue Cow were recorded at their estimated fair values at the respective dates of acquisition.

The accounts receivable acquired in the acquisition were amounts due from customers and have been collected in full. No significant accounts receivable acquired were written off through the date of the audit report.

Management believes that the Company’s future cash flows are not materially impacted by its ability to extend or renew its registered tradenames.

Principles of Consolidation and Presentation

The accompanying consolidated financial statements of BT Intermediate and Subsidiaries (collectively, the “Company”) include the accounts of BT Intermediate, BillingTree, iPayX and Blue Cow.  All significant intercompany balances and transactions have been eliminated in the accompanying consolidated financial statements.

Cash

For the purpose of the consolidated statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less at date of acquisition to be cash equivalents.

Settlement Processing Cash and Obligations

Settlement-related cash balances represent funds that the Company holds when the incoming amount from the card networks precedes the funding obligation to the merchant. Settlement-related cash balances are not restricted; however, these funds are generally paid out in satisfaction of settlement processing obligations the following day. The Company also holds merchant funds (“merchant reserves”) that serve as collateral to minimize contingent liabilities associated with any losses that may occur under the merchant agreement. The Company records these merchant reserves in cash reserved for settlement processing obligations with a corresponding liability in settlement processing obligations in the consolidated balance sheet.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Settlement Processing Cash and Obligations (Continued)

Settlement processing obligations consist of the following:

	2020	2019

Settlements liability to merchants	$10,074,678	$488,362
Merchant reserves	276,258	320,563

	$10,350,936	$808,925

Accounts Receivable

Accounts receivable represent monthly credit card and automated clearing house (“ACH”) gateway access and transaction fees due from customers, credit card residuals and commissions due from third-party processors, software license fees, fees for software maintenance, implementation and training services and subscription-based fees for business management software usage. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the period in which those differences are determined, with an offsetting entry to a valuation allowance for accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. As of December 31, 2020 and 2019, the Company did not have a valuation allowance on its accounts receivable as all outstanding receivables are generally collected within two months after the due date.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided over the estimated useful life of each class of depreciable asset using the straight-line method.  Leasehold improvements are amortized over the lesser of the useful life of the improvements or the term of the lease. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in other income or expense.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software

The Company develops various software programs for internal use. In addition, certain software programs for internal use are currently being marketed to customers on a software-as-a-service monthly licensing basis. Software development costs are expensed as incurred until technological feasibility of the software program is established. Development costs incurred subsequent to technological feasibility are capitalized and amortized on a straight-line basis over the estimated useful life of the software program once placed in service. Developed software technology acquired in business acquisitions, including the Blue Cow acquisition described in Note 1, is amortized over estimated useful lives of 10 to 12 years. Capitalization of software costs is discontinued, and amortization begins when the software program is placed in service.

Goodwill

Goodwill attributable to intangibles not qualifying for separate recognition was recognized in business acquisitions, including the Blue Cow acquisition described in Note 1. Goodwill is not being amortized and is evaluated annually for impairment. Any impairment loss recognized in future periods could have a significant impact on the consolidated financial statements.

Changes in the carrying amount of goodwill during the year ended December 31, 2019 is as follows:

Goodwill, December 31, 2018	$46,918,867
Goodwill recognized in connection with the Blue Cow acquistion	12,528,394

Goodwill, December 31, 2019	$59,447,261

There were no changes to the carrying amount of goodwill during the year ended December 31, 2020.

Other Intangibles

Noncompetition Agreements

In connection with business acquisitions, the Company entered into noncompetition agreements with former stockholders and certain employees. Noncompetition agreements are based upon management’s determination of whether it was probable the individuals would be a significant competitive threat to the Company without the agreement. Noncompetition agreements are amortized over the shorter of the agreement’s estimated useful life or the length of the agreement (typically ranging from 2 to 5 years) using the straight-line method.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Relationships

The Company amortizes customer relationships on a straight-line basis over the estimated useful life of 10 years.

Tradenames

Certain tradenames are indefinite-lived intangible assets and, accordingly, are not subject to amortization but rather reviewed for impairment annually or on the occurrence of an event that indicates impairment may have occurred. Certain tradenames acquired in the iPayX acquisition were being amortized on a straight-line basis over their estimated useful life of 3 years. These tradenames became fully amortized during the year ended December 31, 2020.

Impairment of Long-Lived Assets

The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of assets to be held and used may not be recoverable. No impairment losses were recognized during the years ended December 31, 2020 and 2019.

Risk Reserve Deposits

Risk reserve deposits on the accompanying consolidated balance sheets represent funds the Company has on deposit with third-party processors and banks held as a reserve for any potential chargebacks to the Company or unpaid fees in connection with the third-party and bank agreements. These reserve deposits are determined by the third-party processors and banks based upon the credit card processing volume of the Company’s customers and are subject to change at any time.

Loss Reserves

Disputes between a cardholder and a merchant periodically arise due to the cardholder’s dissatisfaction with merchandise quality or the merchant’s service. These disputes may not always be resolved in the merchant’s favor. In some of these cases, the transaction is charged back to the merchant and the purchase price is refunded to the cardholder by the card-issuing institution. If the merchant is unable to fund the refund, the Company is liable for the full amount of the transaction. The Company’s obligation to stand ready to perform is minimal. The Company evaluates its ultimate risk and records an estimate of potential loss for chargebacks related to merchant disputes based upon an assessment of actual historical loss rates compared to recent bankcard processing volume levels.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Transaction Fee Revenue

The Company derives revenue from the electronic processing of ACH, credit and debit card transactions that are authorized and captured through third-party and in-house networks. Typically, merchants are charged for these processing services based upon a flat fee per transaction and batch, which are agreed upon within the individual contract with each customer. Given the nature of the promise and the underlying transaction fees based on unknown quantities or outcomes of services to be performed over the contract term, the total consideration is determined to be variable consideration. The variable consideration for the processing service is usage-based and, therefore, it specifically relates to the companies’ efforts to satisfy their payment services obligation. The variability is satisfied each day the service is provided to the customer. The companies directly ascribe variable fees to the distinct day of service to which it relates and considers the services performed each day in order to ascribe the appropriate amount of total fees to that day. Therefore, the companies measure revenue for the payment service on a daily basis based on the services that are performed on that day.

Revenues derived from the electronic processing of ACH and certain credit card transactions are reported gross of amounts paid to sponsor banks and third-party processors.

Credit Card Residual Revenue

The Company also derives revenues from third-party credit card processors in the form of residual revenue. Residual revenue is recognized monthly, based on contractual agreements with such processors to share in the residual income derived from the underlying merchant agreements. The Company has determined that the third-party credit card processors control the services and the Company does not have the ability to direct the use of and obtain substantially all of the benefits of the services provided by the card issuing financial institutions and payment networks before those services are transferred to the Company’s customers. Accordingly, revenues from credit card residuals are recorded net of the amounts retained by the third-party credit card processors as the Company is considered the agent in the processing of these transactions.  Generally, these amounts are funded into the Company’s bank accounts in the subsequent month from when they were earned.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Software Revenues

Revenues for Blue Cow consist of term license fees for Blue Cow’s software products, software maintenance and software implementation and training services. Customers enter into initial contracts to license the Blue Cow software for a period of three months.  These contracts include the initial term license, implementation services, training and three months of post-contract customer support (“PCS”). In addition, these contracts may include data conversion services, which are priced separately. The implementation of the software takes one to two months until the go-live date, at which time the three-month PCS period commences. The Company requires a 50% deposit for these contracts, with the remaining 50% due at the software go-live date.

The Company has combined the initial term license, implementation services and any data conversion into a distinct performance obligation that is recognized over time. Other performance obligations under the contract relate to training and PCS.  PCS related to an initial license will be more involved than continuing license and are primarily used by the customer in the first month after the go-live date.  Accordingly, the Company recognizes revenue associated with these contracts 50% in the first month, 25% in the second month and 25% in the third month, which represents the timing of satisfaction of these performance obligations based upon their relative standalone selling price.  Any amounts allocated to PCS for the remaining months under the initial term not reflected above are considered immaterial in the context of the contract.

Software Revenues

Upon completion of the initial three-month term license and PCS term, customers enter into new contracts for an additional term license and PCS for one-year periods.  The Company has determined that the term license and PCS, which includes rights to unspecified updates, upgrades and enhancements during the PCS period, are distinct performance obligations as the customer can benefit from the term license exclusive of the PCS.  The components of PCS, consisting of technical support and the right to unspecified updates, upgrades and enhancements, are accounted for as a single performance obligation as they are provided over the same period and have the same pattern of transfer to the customer.  The Company allocates 80% of the contract to the term license, representing its relative standalone selling price, which is recognized at a point in time.  The remaining 20% associated with PCS is recognized ratably over the one-year term of the PCS.

Amounts for the additional one-year term license and PCS are billed one month in advance and are due within 30 days of invoice date.  The Company recognizes deferred revenue for the amounts billed in advance and any unrecognized revenue in accordance with the Company’s revenue recognition policy above.  Deferred revenue as of December 31, 2020 and 2019 is $1,908,570 and $1,015,791, respectively.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Other Fee Revenue

Merchant customers are charged certain miscellaneous fees, including fees for handling chargebacks or unauthorized returns, monthly service fees, and fees for other miscellaneous services by the Company, which are agreed upon within the individual contract with each customer. These are recognized into revenue upon the occurrence of the event giving rise to the fees or, in the case of the monthly service fees, monthly for providing processing services to the customer for that month.

Monthly services fees billed in advance for iPayX are deferred and recognized in income ratably over the respective agreements, typically 30 to 60 days.  The remainder of the fees are billed to customers monthly for the prior month.  Generally, transaction and other fee revenues are auto drafted from the customer’s account in the month billed.  Certain customers receive manual invoices, which are due within 30 days of the invoice date.  Deferred revenue as of December 31, 2020 and 2019 related to monthly services fees billed in advance is $65,000 and $64,647, respectively.

Revenue Recognition Timing

Revenue recognized during the years ended December 31, 2020 and 2019 based upon the timing of revenue recognition is as follows:

	2020	2019

Products and services transferred at a point in time	$2,893,461	$1,455,870
Products and services transferred over time	48,760,348	42,891,695

	$51,653,809	$44,347,565

Products and services transferred at a point in time consist primarily of annual term licenses of Blue Cow software.

Contract Balances

The opening contract balances from contracts with customers are as follows for the year ended December 31, 2019:

Accounts receivable from contracts with customers	$3,864,865
Deferred revenue from contracts with customers	$80,626

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Electronic Payment Processing Costs

The Company has entered into multiple agreements with partners and software providers whereby the Company pays commissions based upon electronic payment processing volume and the number of merchants maintained as customers. These costs are recognized as transactions and commissions expenses in the accompanying consolidated statements of operations.

Advertising Costs

Costs for advertising are expensed as incurred. Advertising expense was approximately $142,000 and $93,000 for the years ended December 31, 2020 and 2019, respectively.

Equity-Based Compensation

The Company uses the fair value-based method of accounting prescribed by the Accounting Standards Codification for its equity incentive plan.  Under the Accounting Standards Codification, compensation expense related to the equity incentive plan is determined based on the estimated fair value of units granted (Note 8).

Acquisition-Related Costs

Acquisition-related costs include costs incurred associated with both consummated and non-consummated acquisitions.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Litigation Settlement Income

During the year ended December 31, 2019, the Company reached an agreement with the seller of iPayX, which was acquired during 2017, to recover the portion of the cash consideration that was put into escrow, pending resolution of any claims by the Company.  The Company made a claim against the seller that certain acquired developed technology lacked certain security and functionality that was represented by the seller at acquisition.  The Company recovered the entire escrow amount of $625,000.  As the settlement is outside of the measurement period for provisional amounts recognized in connection with business combination accounting and there is no clear and direct link between the litigation and the acquisition price, this amount has been recognized in earnings for the year ended December 31, 2019.

Income Taxes

BT Intermediate has elected to be treated as a corporation for income tax purposes. The Company accounts for income taxes in accordance with the Accounting Standards Codification which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate principally to depreciation of property and equipment, amortization of goodwill, software and other intangible assets and deductibility of certain accrued liabilities and loss reserves.  In addition, as a result of business acquisitions, deferred taxes were established for basis differences for financial statement and income tax purposes for fixed assets, goodwill, intangible assets and loss reserves at the dates of acquisition.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company has implemented the accounting guidance for uncertainty in income taxes using the provisions of the Accounting Standards Codification.  Using this guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely-than-not the positions will not be sustained upon examination by the tax authorities.  As of December 31, 2020 and 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

The Company recognizes interest and penalties associated with income taxes in other expenses.  During the years ended December 31, 2020 and 2019, the Company did not have any income tax related interest or penalty expense.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Date of Management’s Review

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 8, 2021, the date the consolidated financial statements were available to be issued.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 CONCENTRATIONS OF CREDIT RISK

Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and closely monitors its financial institutions. Accordingly, the Company believes it is not exposed to any significant credit risk.

Accounts receivable is concentrated as the Company may be responsible for chargebacks that the merchant clients are unable to pay. The Company limits its credit risk in accounts receivable by performing credit evaluations of its customers’ financial conditions, daily review of customer chargeback activity and requiring reserves for any potential returned items.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 3PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	2020	2019

Furniture, fixtures, and office equipment	$226,523	$226,523
Computer equipment	526,210	499,551
Leasehold improvements	235,179	235,179

	987,912	961,253
Accumulated depreciation and amortization	(631,999)	(504,711)

	$355,913	$456,542

Depreciation and amortization expense was $127,288 and $166,592 for the years ended December 31, 2020 and 2019, respectively.

NOTE 4SOFTWARE

Software consists of the following:

	2020	2019

Developed software technology	$43,037,376	$39,071,152
Accumulated amortization	(13,790,933)	(9,755,013)

	29,246,443	29,316,139
Software development in progress	730,168	1,686,610

	$29,976,611	$31,002,749

Amortization expense was $4,035,920 and $3,563,474 for the years ended December 31, 2020 and 2019, respectively.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 5OTHER INTANGIBLES

At December 31, 2020, the gross carrying amount and accumulated amortization of other intangible assets are as follows:

	Gross Balance	Accumulated Amortization	Net Balance
Amortized intangibles:
Noncompetition agreements	$2,540,000	$2,162,000	$378,000
Customer relationships	78,290,000	31,114,083	47,175,917
Tradename	80,000	80,000	-

	80,910,000	33,356,083	47,553,917
Unamortized intangibles:
Tradename	22,060,000	-	22,060,000

Total other intangible assets	$102,970,000	$33,356,083	$69,613,917

At December 31, 2019, the gross carrying amount and accumulated amortization of other intangible assets are as follows:

	Gross Balance	Accumulated Amortization	Net Balance
Amortized intangibles:
Noncompetition agreements	$2,540,000	$1,658,000	$882,000
Customer relationships	78,290,000	23,285,083	55,004,917
Tradename	80,000	53,333	26,667

	80,910,000	24,996,416	55,913,584
Unamortized intangibles:
Tradename	22,060,000	-	22,060,000

Total other intangible assets	$102,970,000	$24,996,416	$77,973,584

Amortization expense was $8,359,667 and $7,914,999 for the years ended December 31, 2020 and 2019, respectively.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 5OTHER INTANGIBLES (Continued)

Estimated amortization expense at December 31, 2020 for each of the five succeeding years is as follows:

Years Ending December 31,
2021	$8,207,000
2022	7,829,000
2023	7,829,000
2024	7,829,000
2025	2,571,000

NOTE 6LONG-TERM DEBT

Long-term debt consists of the following:

	2020	2019
Term Loan ("First Lien Term Loan") due in quarterly principal payments of $195,750 through March 2023, with a balloon payment due April 2023. Interest, at the election of management, is based upon LIBOR (1% floor) plus 4.25% or the Base Rate (as defined in the credit agreement) plus 3.25%.	$74,955,455	$75,726,205

Revolving loan allowing for maximum borrowings of the lesser of $10,000,000 or borrowing availablity (as defined in the credit agreement). Amounts outstanding under the revolving loan are due April 2023. Interest, at the election of management, is based upon LIBOR (1% floor) plus 4.25% or the Base Rate (as defined in the credit agreement) plus 3.25%. The revolving loan committment also allows for the issuance of standby letters of credit not to exceed $2,000,000.	-	7,500,000

	74,955,455	83,226,205
Unamortized debt issuance costs	(695,622)	(999,166)

	74,259,833	82,227,039
Current portion	(3,135,699)	(783,000)

	$71,124,134	$81,444,039

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 6LONG-TERM DEBT (Continued)

For all debt instruments described above, interest on LIBOR-based balances are payable on the last day of each interest period relating to such loan, but at least quarterly.  Interest on Base Rate-based balances are payable monthly.

Amortization of debt issuance costs is included within interest expense.

The long-term debt above is secured by substantially all assets of the Company, including all the outstanding stock of BillingTree owned by BT Intermediate. The credit agreement governing the First Lien Term Loan described above requires the Company to make mandatory prepayments of principal on the term loans equal to a percentage of excess cash flow (as defined) for the calendar year. The required prepayment for the year ended December 31, 2020 of $2,352,699 will be paid subsequent to the issuance of these consolidated financial statements and is included within the current portion of long-term debt described above. There was no required prepayment for the year ended December 31, 2019. The borrowers are also required to maintain certain financial and nonfinancial covenants, including a maximum total debt to EBITDA (as defined) ratio and minimum fixed charge coverage ratio.

The aggregate annual scheduled principal payment requirements on long-term debt are as follows:

Years Ending December 31,
2021	$3,135,699
2022	783,000
2023	71,036,756

$74,955,455

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 7INCOME TAXES

Components of the income tax provision reported in the statement of operations are comprised of the following:

	2020	2019
Current provision:
Federal	$-	$-
State	94,941	64,454

Total current provision	94,941	64,454

Deferred provision:
Federal	61,910	(123,185)
State	227,343	(17,546)

Total deferred provision	289,253	(140,731)

	$384,194	$(76,277)

The effective tax rate differs from the U.S. federal statutory rate of 21% due to state taxes, non-deductible meals and entertainment, non-deductible equity-based compensation and non-deductible acquisition-related costs.

The following are the components of the Company’s net deferred income taxes asset (liability) for federal and state income taxes:

	2020	2019
Asset basis difference related to property
and equipment	$(2,089,147)	$(1,601,430)
Asset basis difference related to goodwill, software
and other intangible assetes	(2,671,107)	(2,709,130)
Reserves and accrued liabilities	275,737	385,600
Interest expense carryforward	-	602,100
Federal and state tax net operating loss
carryforwards	3,120,634	2,248,230

	$(1,363,883)	$(1,074,630)

Federal and state tax net operating loss carryforwards of approximately $4,206,000 and $8,233,000, respectively, expire in various years from 2031 through 2040.  Federal tax net operating losses of approximately $9,086,000 do not expire.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 8EQUITY INCENTIVE PLAN

The terms of the limited partnership agreement of BT Intermediate’s parent, Billing Tree Parent, L.P. (“Billing Tree Parent”) provide a means by which eligible employees, officers, directors, advisors and consultants may be given the opportunity to benefit from the increases in value of the common equity of Billing Tree Parent through the granting of equity incentive units in Billing Tree Parent (the “Plan”). The Plan is administered by the Board of Managers of Billing Tree Parent, which has the discretion of determining when, to whom, and the participation level of the incentive unit to be granted under the Plan.

Incentive units are issued in one of three tranches: Tranche 1, Tranche 2 and Tranche 3.  As outlined in the limited partnership agreement, each tranche represents a level that the incentive unit participates in the profits of and distributions of Billing Tree Parent.

The following summarizes the equity incentive units authorized and granted:

					Weighted
					Average
	Tranche 1	Tranche 2	Tranche 3	Total	Participation
	Units	Units	Units	Units	Rate

Authorized	8,015,289	4,469,823	4,895,826	17,380,938

Outstanding at December 31, 2018	5,988,955	3,391,934	3,716,489	13,097,378	$1.86
Granted	3,017,455	1,712,482	1,874,985	6,604,922	2.56
Forfeited	(1,242,519)	(796,355)	(872,369)	(2,911,243)	1.92

Outstanding at December 31, 2019	7,763,891	4,308,061	4,719,105	16,791,057	2.10
Granted	74,113	47,585	52,063	173,761	3.52
Forfeited	(107,509)	(67,506)	(75,006)	(250,022)	2.21

Outstanding at December 31, 2020	7,730,495	4,288,140	4,696,162	16,714,796	$2.12

These granted units vest 20% after one year from the date of the grant, with the remaining 80% vesting in equal monthly installments through the fifth anniversary of the date of the grant.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 8EQUITY INCENTIVE PLAN (Continued)

The following summarizes vesting activity of the equity incentive units:

					Weighted
	Tranche 1	Tranche 2	Tranche 3	Total	Average
	Units	Units	Units	Units	Fair Value

Nonvested units at December 31, 2018	3,625,655	2,068,743	2,268,161	7,962,559	$0.15
Granted	3,017,455	1,712,482	1,874,985	6,604,922	0.15
Vested	(788,277)	(415,692)	(455,703)	(1,659,672)	0.15
Forfeited	(1,242,519)	(796,355)	(872,369)	(2,911,243)	0.15

Nonvested units at December 31, 2019	4,612,314	2,569,178	2,815,074	9,996,566	0.15
Granted	74,113	47,585	52,063	173,761	0.14
Vested	(1,816,508)	(990,405)	(1,084,456)	(3,891,370)	0.15
Forfeited	(107,509)	(67,506)	(75,006)	(250,022)	0.14

Nonvested units at December 31, 2020	2,762,409	1,558,852	1,707,675	6,028,936	$0.15

As of December 31, 2020, the weighted-average fair value of all vested units was $0.25, $0.09, and $0.04 for Tranche 1, Tranche 2 and Tranche 3 units, respectively. As of December 31, 2019, the weighted-average fair value of all vested units was $0.24, $0.11, and $0.05 for Tranche 1, Tranche 2 and Tranche 3 units, respectively.

The fair value of equity units granted was estimated on the date of the grant using an option valuation (Black-Scholes) model. Because the Company’s equity is privately held, it is not possible to determine the Company’s own share price volatility. Accordingly, the Company uses the historical share price volatility of publicly traded companies with operations in the payment processing industry as a surrogate for the expected volatility of the Company’s stock.  The risk-free interest rate for the expected term of the option is based on the interpolated U.S. Treasury yield equal to the expected time to a liquidity event.

The assumptions used in estimating the fair value of incentive units granted during 2020 and 2019, along with the weighted-average grant-date fair values, were as follows:

	2020	2019
Expected volatility	40%	40%
Expected life (years to liquidity event)	3	3
Risk-free interest rate	2.79%	2.79%
Dividend yield	0%	0%
Tranche 1 fair value	$0.27	$0.27
Tranche 2 fair value	$0.07	$0.07
Tranche 3 fair value	$0.02	$0.02

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 8EQUITY INCENTIVE PLAN (Continued)

Equity-based compensation expense for these equity unit grants has been pushed down to the Company by Billing Tree Parent.  Compensation expense is recognized ratably over the vesting period associated with each incentive unit granted.

The Company accounts for forfeitures of incentive units as they occur.  Forfeitures occur for any unvested units upon separation of service by the employee.  All units, including vested and unvested, will be forfeited should there be a separation for cause or a material breach of any covenants in the terms of the unit grant agreements. There were 250,222 and 2,911,243 units forfeited during the years ended December 31, 2020 and 2019, respectively.

The unit grant agreements governing the incentive units provide for a repurchase option by BillingTree Parent of any vested units at a price equal to the pro-rata fair market value of the units as of the date notice to exercise this repurchase option is given.

For the years ended December 31, 2020 and December 31, 2019, the Company recognized $425,904 and $444,212, respectively, as compensation cost under the Plan. No deferred tax benefit was recognized for this as the tax deduction will be recognized on Billing Tree Parent’s return. At December 31, 2020 and 2019, unrecognized compensation cost related to nonvested incentive units totaled approximately $839,000 and $1,276,000, respectively. This amount will be recognized through 2025. The weighted-average period over which this remaining compensation cost will be recognized is 1.86 and 2.84 years, respectively.

NOTE 9DEFINED CONTRIBUTION PLAN

The Company established a defined contribution plan covering all qualified personnel. The Company makes discretionary contributions to the plan in such amounts as the Board of Directors determines, but not in excess of the maximum amount allowable under applicable provisions of the Internal Revenue Code. The plan also allows employees to make elective deferrals. The Company makes matching contributions on employee elective deferrals as defined in the plan document. Total expense under the plan was approximately $490,000 and $391,000 for the years ended December 31, 2020 and December 31, 2019, respectively.

NOTE 10COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space under operating leases that expire at various dates through August 2026.  The leases currently require total monthly payments of approximately $33,500 and escalate through the terms of the leases.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 10COMMITMENTS AND CONTINGENCIES (Continued)

Leases (Continued)

The Company records rent expense on a straight-line basis from the inception of the leases. Any difference between the calculated expense and the amounts actually paid are included as a component of the deferred rent in the accompanying consolidated balance sheets.

Future minimum annual lease payments on the operating leases described above are approximately as follows:

Years Ending December 31,
2021	$368,000
2022	348,000
2023	372,000
2024	381,000
2025	391,000
Thereafter	232,000

$2,092,000

Total rent expense, including common area maintenance and other charges associated with the operating leases, was approximately $382,000 and $452,000 for the years ended December 31, 2020 and 2019, respectively.

Legal Proceedings

The Company is party to legal disputes that may arise from time to time under the normal course of business. In the opinion of management, the resolution of such matters will not have a material adverse impact on the Company's financial position, results of operations or cash flows.

NOTE 11MANAGEMENT SERVICES AGREEMENT

BillingTree has entered into a management services agreement with a related party. Under the agreement, BillingTree pays $250,000 per quarter for management services. Fees for management services totaled $1,000,000 for each of the years ended December 31, 2020 and 2019. Under terms of the agreement, in connection with the Blue Cow acquisition described in Note 1, BillingTree paid a transaction fee of $225,000 to the related party during 2019, which is included in acquisition-related costs on the accompanying statement of operations. There were no amounts due to the related party under the management services agreement as of December 31, 2020 and 2019.

BT Intermediate, LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

NOTE 12LIMITED LIABILITY COMPANY

The limited liability company agreement of BT Intermediate defines the rights and obligations of the members. Except as provided in the limited liability company agreement or in any agreement entered into by such person and BT Intermediate, and to the extent permitted by the Delaware Limited Liability Company Act, no manager, officer or member is personally liable to BT Intermediate or to another manager, officer or member.  BT Intermediate shall continue in perpetual existence until BT Intermediate’s members dissolve the company; it is dissolved by judicial decree or there are no members of the company.

NOTE 13SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid for interest and income taxes was approximately $4,530,000 and $110,000, respectively, for the year ended December 31, 2020. Cash paid for interest and income taxes was approximately $5,269,000 and $64,000, respectively, for the year ended December 31, 2019.

During the year ended December 31, 2019, the Company had noncash investing and financing activities of $2,000,000 of investment in Blue Cow that was contributed by Billing Tree Parent to the Company, in order for Blue Cow to become a wholly owned subsidiary of BillingTree.

NOTE 14SUBSEQUENT EVENT

On March 15, 2021, BillingTree acquired 93% of the outstanding shares of Stratus Payment Solutions, LLC (“Stratus”), a company that provides payment processing solutions to accounts receivable management (“ARM”), healthcare, legal and entertainment industries. The acquisition expands BillingTree’s footprint in the ARM industry and expands operations into new industries. The aggregate purchase price was approximately $9,300,000 and was paid in cash of approximately $4,800,000 and borrowings under the Company’s revolving loan of $4,500,000.

Concurrently, the equityholders of Stratus contributed the remaining 7% of the outstanding equity of Stratus to Billing Tree Parent, L.P., in return for common non-voting units of Billing Tree Parent, L.P. having a value of $700,000.  This amount was effectively contributed into BillingTree, such that Stratus, became a wholly owned subsidiary of BillingTree.

As of the date the financial statements are available to be issued, the Company is accumulating the financial information of Stratus as of the acquisition date to determine the value of the assets acquired and liabilities assumed.  As such, the initial accounting for the acquisition is in progress, and the amount of goodwill and intangible assets that will be recognized as a result of the acquisition is unable to be determined.